Exhibit 99.1

BullFrog AI’s Collaboration with Lieber Institute for Brain Development Yields Potentially Groundbreaking Biological Stratification of Brain Expression Data

Gaithersburg, MD – January 17, 2024 – BullFrog AI Holdings, Inc. (NASDAQ: BFRG; BFRGW) (“BullFrog AI” or the “Company”), a technology-enabled drug development company using artificial intelligence (AI) and machine learning to enable the successful development of pharmaceuticals and biologics, today announced early results from its collaboration with the Lieber Institute for Brain Development (LIBD) that could revolutionize the understanding and treatment of psychiatric disorders. The early findings from this global strategic partnership have successfully stratified brain expression data, offering what may turn out to be unprecedented insights into psychiatric conditions.

“This collaboration marks a pivotal moment in psychiatric research,” said Vin Singh, CEO of BullFrog AI. “By employing our bfLEAP™ platform on LIBD’s unrivaled brain data, we’ve gained invaluable ground into unraveling the biological underpinnings of psychiatric disorders. These preliminary findings have the potential to not only deepen our understanding but also pave the way for developing more targeted and effective treatments that set the stage for us to seek out revenue-generating strategic partnerships with pharmaceutical companies.”

The proprietary data from LIBD included gene expression data from over 2,800 brain samples encompassing schizophrenia, bipolar disorder, major depressive disorder, and non-psychiatric control brains. Utilizing graph analytics, BullFrog AI and LIBD have, for the first time, clustered subjects based solely on their biological data, independent of their behavioral diagnoses. This innovative approach has yielded promising insights, highlighting distinct differences and similarities in biological pathways across various brain disorders. Moreover, it has revealed biological subtypes within individual disorders, offering a nuanced understanding that could lead to personalized treatment strategies.

Daniel R. Weinberger, M.D., Director and CEO of LIBD, added, “Our collaboration with BullFrog AI has enabled us to apply cutting-edge AI technologies to our extensive brain data. The preliminary results are provocative and offer novel insights at the gene level that may only be discoverable using these novel AI technologies, offering a new lens through which we can view and potentially treat brain disorders. This is an important first step towards personalized medicine in psychiatry.”

The market opportunity for new treatments in psychiatric disorders is vast and underserved. With increasing global awareness and demand for mental health solutions, this breakthrough presents a potential paradigm shift in treatment approaches. By identifying possible biological subtypes within disorders, BullFrog AI and LIBD are not only advancing scientific understanding but also opening doors to novel therapeutic pathways and personalized treatment strategies.

The agreement between the organizations, announced in September 2023, granted BullFrog AI exclusive access to LIBD’s brain data, with the potential to commercialize products or services derived from the collaboration. The partnership represents a unique synergy between AI-driven analysis and world-class neuropsychiatric research, setting a new standard in the pursuit of effective treatments for brain disorders.

About the Lieber Institute for Brain Development (LIBD)

The mission of the Lieber Institute for Brain Development and the Maltz Research Laboratories is to translate the understanding of basic genetic and molecular mechanisms of schizophrenia and related developmental brain disorders into clinical advances that change the lives of affected individuals. LIBD is an independent, not-for-profit 501(c)(3) organization and a Maryland tax-exempt medical research institute. The Lieber Institute’s brain repository of more than 4,000 human brains is the largest collection of postmortem brains for the study of neuropsychiatric disorders in the world.

About BullFrog AI

BullFrog AI is a technology-enabled drug development company using Artificial Intelligence and machine learning to enable the successful development of pharmaceuticals and biologics. Through its collaborations with leading research institutions, BullFrog AI is at the forefront of AI-driven drug development using its proprietary bfLEAP™ artificial intelligence platform to create and analyze networks of biological, clinical, and real-world data spanning from early discovery to late-stage clinical trials. BullFrog AI is deploying bfLEAP™ for use at several critical stages of development with the intention of streamlining data analytics in therapeutics development, decreasing the overall development costs by decreasing failure rates for new therapeutics.

For more information visit BullFrog AI at:

Website: https://bullfrogai.com

LinkedIn: https://www.linkedin.com/company/bullfrogai/

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SOURCE: BullFrog AI Holdings, Inc.